UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 27, 2005
                                                        ----------------


                         Monet Entertainment Group Ltd.
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             (Exact name of registrant as specified in its chapter)


        Colorado                       0-27609                    84-1391993
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(State or other jurisdiction    (Commission File Number)     (IRS Employer ID #)
     of incorporation)


222 Milwaukee Street, Suite 304, Denver, Colorado                    80206
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code  (303) 329-3479
                                                    --------------


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          (Former name or former address, if changed since last report)

Item 3.02         Unregistered Sales of Equity Securities
                  ---------------------------------------

On October 27, 2005, the Registrant issued 1,000,000 shares of its common stock to Regatta Capital Ltd., a Colorado corporation controlled by and beneficially owned by the Registrant's president, Stephen D. Replin. The shares were issued in consideration of repayment of all debt to Regatta Capital arising from its provision of working capital to the Registrant during the fiscal year ended December 31, 2004 and to date at a value of $18,555.31 or $0.0185 per share. The 1,000,000 shares represent over 16% of the outstanding shares of common stock.

With respect to the issuance of the 1,000,000 shares of common stock, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to an accredited investor, who is a control person and existing shareholder of the Registrant who had access to all of the current public and material information available on the Registrant.



                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            MONET ENTERTAINMENT GROUP LTD.
                                            (Registrant)


                                            /s/ Stephen D. Replin
                                            ------------------------------
                                            (Signature) Stephen D. Replin,
                                            President



Date:  October 28, 2005